SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JULY 31, 2007


                         SENTRY  TECHNOLOGY CORPORATION
                         ------------------------------

               (Exact Name of Registrant as specified in charter)

        Delaware                     1-12727                  96-11-3349733
      -------------                ------------             -----------------
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)               File Number)            Identification No.)



              1881 Lakeland Avenue, Ronkonkoma, New York         11779
        --------------------------------------------------------------------
          (Address of principal executive offices)              (Zip Code)



                                  631/ 739-2100
                            ------------------------
               Registrant's telephone number, including area code



                                       N/A


                                 [GRAPHIC OMITED]


         (Former name or former address, if changed since last report.)


                                 [GRAPHIC OMITED]

INFORMATION TO BE INCLUDED IN THIS REPORT


ITEM 8.01   OTHER EVENTS

     On July 31, 2007, we issued a press release announcing our signing of a contract with Steve & Barry's stores, a national apparel retailer. As a result of this transaction and orders from other customers, our backlog has increased from $1.4 million as of December 31, 2006 to $6.1 million as of July 31, 2007. The press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.



ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number     Description
------     -----------
99.1       Press Release, dated July31, 2007, issued by Sentry Technology
           Corporation.

                               [GRAPHIC OMITED]


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTRY TECHNOLOGY CORPORATION



By:  /s/ Peter L. Murdoch                            Date:  July 31, 2007
    --------------------------------------------
     Peter L. Murdoch
     President and Chief Executive Officer



EXHIBIT INDEX


Exhibit
Number     Description
------     -----------
99.1       Press Release, dated July 31, 2007, issued by Sentry Technology
           Corporation.

                             [GRAPHIC OMITED]



                               News Release


FOR IMMEDIATE RELEASE                       CONTACT:     Peter L. Murdoch
---------------------                                    President & CEO
                                                         (631) 739-2100



                        SENTRY TECHNOLOGY SIGNS CONTRACT
                        --------------------------------
                    WITH STEVE & BARRY'S FOR OPERATIONALVIDEO

          RONKONKOMA, NEW YORK, JULY 31, 2007 -- SENTRY TECHNOLOGY CORPORATION (OTC BULLETIN BOARD: SKVY) ANNOUNCED TODAY, THE SIGNING OF A CONTRACT TO INSTALL SENTRYVISION SMARTTRACK TRAVELING CCTV SYSTEMS IN 33 STEVE & BARRY'S STORES PLUS ITS DISTRIBUTION CENTER. STEVE & BARRY'S IS ONE OF AMERICA'S LEADING APPAREL RETAILERS WITH MORE THAN 200 LOCATIONS NATIONWIDE. THE PROGRAM INCLUDES OPERATIONALVIDEO , SENTRY'S REMOTE SECURITY AND BUSINESS MANAGEMENT SOLUTION. INSTALLATION WILL BE COMPLETED BY MID-NOVEMBER.

          OPERATIONALVIDEO DELIVERS REAL-TIME VIDEO IMAGES OVER THE INTERNET TO HELP STEVE & BARRY'S CONTROL SAFETY AND SECURITY AS WELL AS REMOTE VIEWING OF STORE OPERATIONS, MERCHANDISING, SIGNAGE, DISPLAYS, PRICING AND EMPLOYEE PROCEDURE COMPLIANCE. STEVE & BARRY'S IS GROWING AT A RAPID RATE WITH AN ADDITIONAL 75 LOCATIONS PLANNED FOR 2007. SENTRY EXPECTS TO INSTALL SMARTTRACK IN ALL STEVE & BARRY'S LOCATIONS FOLLOWING THE INITIAL ROLLOUT.

          STEVE & BARRY'S WILL HAVE ACCESS TO ALL STORE OPERATIONS FROM ITS EXECUTIVE OFFICES IN PORT WASHINGTON, NY AND REMOTE SECURITY MONITORING WILL BE PERFORMED BY STAFF IN PORT WASHINGTON AND OTHER OFFICES. EACH STORE WILL ALSO HAVE SECURITY PERSONNEL WHO WALK THE FLOOR INTERACTING WITH STAFF AND CUSTOMERS WHILE MAINTAINING CONTROL OF THE SMARTTRACK SYSTEM USING A WIRELESS PDA. VIDEO IS MANAGED VIA THE SENTRYVISION SERVER, A NETWORK DEVICE THAT PROVIDES REAL-TIME REMOTE VIEWING AND USER PASSWORDS TO MANAGE HIERARCHAL CONTROL OF THE SYSTEM.

          THE SENTRYVISION SERVER IS EQUIPPED WITH MAPPING SOFTWARE SO THAT USERS CAN EASILY FIND THE AREA OF THE STORE THAT IS OF INTEREST. UNLIKE CONVENTIONAL CAMERA SYSTEMS, THERE ARE NO BLIND SPOTS WITH SMARTTRACK . DUAL PTZ CAMERAS ARE POSITIONED TO SEE AROUND OBSTRUCTIONS SIMPLY BY MOVING THE CAMERA CARRIAGE ALONG A CEILING MOUNTED TRACK TO EXACTLY THE REQUIRED VIEWING ANGLE. REGARDLESS OF THE NUMBER OF STORES BEING VIEWED, THERE IS NO SEARCHING FOR THE RIGHT CAMERA TO SEE AN ACTIVITY OR DISPLAY. INTUITIVE DESKTOP CONTROLS DELIVER THE NECESSARY RESULTS SIMPLY BY CLICKING LEFT FOR LEFT, RIGHT FOR RIGHT, PLUS ZOOM IN OR ZOOM OUT. THE SYSTEM COMBINES EXCEPTIONAL SOPHISTICATION WITH EASE OF USE THAT SERVES BOTH SECURITY PERSONNEL AND BUSINESS MANAGERS.

          WITH OPERATIONALVIDEO , RETAILERS ARE ABLE TO SEE BUSINESS IN REAL-TIME WITHOUT LEAVING THEIR DESKS. TRAVEL COSTS ARE REDUCED AND PRODUCTIVITY IS GREATLY ENHANCED. THE SYSTEM ALSO ACCOMMODATES MULTIPLE USERS SO THAT PRODUCT LAUNCHES, END CAP DISPLAYS, ADVERTISING COMPLIANCE AND CUSTOMER TRAFFIC FLOWS CAN ALL BE MONITORED VIA THE NETWORK.


                                    - MORE -

          "WE ARE VERY EXCITED TO WORK WITH AN INNOVATIVE MARKET LEADER LIKE STEVE & BARRY'S," SAID PETER L. MURDOCH, PRESIDENT AND CEO OF SENTRY TECHNOLOGY CORPORATION. "OPERATIONALVIDEO VIDEO IS A MARKET LEADING, FLEXIBLE VIDEO SOLUTION THAT WILL PROVIDE VALUE TO STEVE & BARRY'S TODAY AND IN THE FUTURE AS THE COMPANY CONTINUES TO GROW AND DEVELOP THE NEED FOR ADDITIONAL FEATURES."

                                      # # #

ABOUT  STEVE  &  BARRY'S
New York-based Steve & Barry's is a leading casual apparel retailer that offers high-quality merchandise at astonishing low prices for men, women and children. Founded in 1985, the company operates over 200 anchor and junior anchor shopping center and mall-based locations throughout the U.S. The entire family can find incredible values on Steve & Barry's full lines of denim, t-shirts, cargos, jackets, footwear, shorts, sweatshirts, jerseys, hats, hoodies, chinos, tanks, polos and more. Additional information and store locations can be found at www.steveandbarrys.com.
    ------------------

ABOUT SENTRY TECHNOLOGY CORPORATION
Sentry designs, manufactures, sells and installs a complete line of Closed Circuit Television (CCTV) solutions, Electro-Magnetic (EM) and RFID based Library Management systems as well as Radio Frequency (RF) and Electro-Magnetic
(EM) EAS systems. The CCTV product line features SentryVision, SmartTrack , a proprietary, patented traveling Surveillance System. The Company's products are used by libraries to secure inventory and improve operating efficiency, by retailers to deter shoplifting and internal theft and by industrial and institutional customers to protect assets and people. For further information, please visit our website at www.sentrytechnology.com.
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